UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 473-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01. Changes in Certifying Accountant.

For accounting purposes, the merger (the “Merger”) of Aadi Bioscience, Inc. (f/k/a Aerpio Pharmaceuticals, Inc., herein after referred to as the “Company”) with Aadi Subsidiary, Inc. (f/k/a Aadi Bioscience, Inc., herein after referred to as “Old Aadi”), as described in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2021 and August 27, 2021, respectively, is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Old Aadi, which have been audited by BDO USA, LLP (“BDO”), will become the historical financial statements of the Company.

On September 9, 2021, upon the determination of the audit committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company that BDO will continue as the successor auditor of the Company, Ernst & Young LLP (“EY”), who served as the Company’s independent registered public accounting firm prior to the Merger, was informed that it would be dismissed as the Company’s independent registered public accounting firm. EY’s dismissal, which was approved by the Audit Committee, was not due to any reason related to the Company’s reporting or accounting operations, policies, or procedures.

The report of EY on the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2020 and 2019 and in the subsequent period between December 31, 2020 and the date of EY’s dismissal, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of EY would have caused EY to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We delivered a copy of this Current Report on Form 8-K to EY and requested that a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. EY responded with a letter dated September 9, 2021, a copy of which is annexed hereto as Exhibit 16.1, stating that EY agrees with the statements set forth above.

On September 9, 2021, the Audit Committee also approved the engagement of BDO as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. As discussed above, BDO previously served as the independent auditors for Old Aadi, which was acquired by the Company on August 26, 2021 pursuant to the Merger.

During the years ended December 31, 2020 and 2019 and in the subsequent period between December 31, 2020 and the date of BDO’s engagement, neither the Company, nor anyone on the Company’s behalf, consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2021, Emma Reeve was appointed a Class III director by the Board. Ms. Reeve fills the vacancy created in connection with the Merger. Ms. Reeve’s term of office will expire at the Company’s 2023 annual meeting of stockholders or until her successor is duly elected and qualified. Further, the Board also appointed Ms. Reeve to serve as Chair of the Audit Committee, effective immediately. The Board determined that Ms. Reeve meets the requirements for independence of audit committee members under the applicable listing standards of the Nasdaq Stock Market LLC and the Securities and Exchange Act of 1934, as amended, and also qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations. In connection with Ms. Reeve’s appointment to the Audit Committee, Caley Castelein, M.D. resigned from the Audit Committee, effective immediately. Effective September 8, 2021, Audit Committee is composed of Ms. Reeve, Dr. Hehenberger, and Mr. Maroun, with Ms. Reeve serving as Chair.

As a non-employee director, Ms. Reeve will participate in our compensation program applicable to all non-employee directors, which is summarized below. Under our Outside Director Compensation Policy, each non-employee director receives a base annual retainer of $40,000, and the Board Chair receives an additional retainer of $26,000. Committee members receive additional annual cash compensation for service on Board committees as follows: Audit Committee, $8,000 (member) or $20,000 (chair), Compensation Committee of the Board, $6,000 (member) or $12,000 (chair), and Nominating and Corporate Governance Committee of the Board, $4,500 (member) or $9,000 (chair). In addition, Ms. Reeve was granted an initial grant of a stock option to purchase shares of common stock of the Company with a grant date fair value (as determined in accordance with U.S. generally accepted accounting principles) equal to $325,000. The stock option will vest as to 1/36th of the total number of shares on each monthly anniversary of the grant date, subject to Ms. Reeve’s continued service through the applicable vesting date. In the event of a change in control (as defined in the Company’s 2021 Equity Incentive Plan), the stock option will vest in full. Beginning with the Company’s annual meeting of stockholders in 2022, Ms. Reeve will be eligible for equity awards on the same terms as other continuing members of the Board.

There are no arrangements or understandings between Ms. Reeve and any other person pursuant to which Ms. Reeve was selected as a director, and there are no transactions between Ms. Reeve and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Ms. Reeve in connection with her appointment to the Board, which is substantially the same form as that entered into with other directors of the Company.

On September 13, 2021, the Company issued a press release announcing Ms. Reeve’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter dated September 9, 2021 from Ernst & Young LLP to the U.S. Securities and Exchange Commission

99.1	Aadi Bioscience, Inc. Press Release dated September 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2021

/s/ Neil Desai
Neil Desai, Ph.D.
President and Chief Executive Officer